UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2018

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matter to a Vote of Security Holders.

TriMas Corporation (the "Corporation") held its 2018 Annual Meeting of Shareholders on May 10, 2018 ("Annual Meeting").

At the Annual Meeting, all proposals were approved in accordance with the shareholder voting results noted below:

Proposal 1. Election of directors for a three-year term:

	FOR	WITHHELD	BROKER NON-VOTES
Nick L. Stanage	42,701,592	588,882	1,152,403
Daniel P. Tredwell	42,603,424	687,050	1,152,403
Samuel Valenti III	42,593,420	697,054	1,152,403

Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Corporation's independent registered public accounting firm for the year ending December 31, 2018.

FOR	AGAINST	ABSTAIN
43,650,913	789,282	2,682

Proposal 3. Approval, on a non-binding advisory basis, of the compensation paid to the Corporation's named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
42,426,294	841,882	22,298	1,152,403

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	May 14, 2018	By:	/s/ Joshua A. Sherbin
		Name:	Joshua A. Sherbin
		Title:	Senior Vice President, General Counsel and Secretary